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                                                                   EXHIBIT 10.87

                              CONSULTING AGREEMENT




                This CONSULTING AGREEMENT (this "Agreement"), dated March 28,
2000, with an effective date of April 1, 2000, is entered into between SUNRISE
ASSISTED LIVING, INC. (the "Company") and DAVID W. FAEDER (the "Consultant").


                WHEREAS, the Company desires to obtain the consulting services of the Consultant as an independent contractor to assist with real estate related matters, to provide advice and counsel to its Chairman of the Board and Chief Executive Officer and to its President and to provide such other advice, counsel and assistance as its Chairman of the Board and Chief Executive Officer or its President may require; and



                WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the consulting relationship of the Consultant with the Company.


                NOW, THEREFORE, it is AGREED as follows:

                1.      ENGAGEMENT.

                        (a) During the term of this Agreement (as set out in Section 6 hereof), the Consultant shall serve as a consultant to the Company.
The Consultant shall perform consulting services as and when reasonably requested by the Chairman of the Board and Chief Executive Officer of the Company or by the President of the Company. The Consultant shall render advisory and consulting services to the Company of the type customarily performed by persons serving in similar limited consulting capacities, consistent with the knowledge and experience possessed by the Consultant. The Consultant's services shall include assisting the Company with real estate sales, acquisitions and development matters, providing related advice and counsel to the Chairman of the Board and Chief Executive Officer of the Company and to the President of the Company and providing such other advice, counsel and assistance as the Chairman of the Board and Chief Executive Officer of the Company or the President of the Company may reasonably request. Unless the parties otherwise agree in writing, the Consultant's services to the Company shall terminate at the end of the term of this Agreement.

                        (b) The parties acknowledge and agree that the Consultant's fulfillment of his obligations to the Company hereunder will require substantially all of the Consultant's full business time.

                        (c) The parties acknowledge that the Consultant will be elected to serve as Vice Chairman of the Board of Directors of the Company as long as he continues as a director of the Company; provided, however, that nothing herein shall require the Company or any of its directors, officers or employees to re-nominate the Consultant for election to the Board of Directors at the end of his next term thereon expiring in May 2003 or at any time thereafter.

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                2.      COMPENSATION AND EXPENSES. The Company agrees to pay the
Consultant during the term of this Agreement at the rate of $205,000 per year, payable in equal monthly installments on the first day of each month during the term of this Agreement (and equitably pro rated for any partial month during the term of this Agreement). The first such monthly installment shall be due and payable on or before the first day of the term hereof. The Company shall reimburse the Consultant for all reasonable travel, lodging, entertainment and other incidental expenses incurred by the Consultant in connection with the
Consultant's performance of services hereunder, provided that all such expenses are in accordance with the Company's policies applicable to similar expenses incurred by its executive management employees. The Company shall (without limitation) reimburse the Consultant for all legal and other reasonable expenses incurred by the Consultant in connection with the negotiation and consummation of this Agreement. The Consultant will invoice the Company monthly for any reimbursement of expenses payable hereunder in respect of services performed and expenses incurred during the previous month, and each such invoice shall be accompanied by receipts and other supporting documentation of expenses incurred as reasonably requested by the Company. The Company shall pay the expense reimbursements that are due under this Agreement within a time frame consistent with its normal practice for senior executives. The parties acknowledge and agree that any amounts paid by the Company to the Consultant under this
Agreement are in lieu of any compensation or expense reimbursement to which the
Consultant might otherwise be entitled to by virtue of his position on the Board of Directors and as Vice Chairman of the Board of Directors of the Company.

                3.      EFFECT ON OPTIONS AGREEMENTS. The Company and the
Consultant agree that notwithstanding anything herein or in any other agreement entered into by the Company and/or the Consultant to the contrary, all of the Consultant's existing options, severance benefits and other entitlements will continue to vest and be exercisable or available pursuant to the terms of the stock option agreements and severance or other agreements pursuant to which such options, benefits or entitlements were granted to the Consultant as if his employment with the Company had continued through March 31, 2003, even if this Agreement is terminated earlier for any reason. In furtherance thereof, the Company and the Consultant hereby restate and/or amend all of the option agreements (the "Option Agreements") granted to the Consultant pursuant to the applicable stock option plans (including but not limited to the Sunrise Assisted
Living, Inc. 1995 Stock Incentive Plan, the Sunrise Assisted Living, Inc. 1996
Non-Incentive Stock Option Plan, the Sunrise Assisted Living, Inc. 1997
Non-Incentive Stock Option Plan and the Sunrise Assisted Living 1999 Stock
Option Plan) to provide that the Consultant's relationship with the Company as a consultant, as established pursuant to this Agreement, shall be deemed to be an employment relationship with the Company for purposes of the Option Agreements through March 31, 2003, even if this Agreement is terminated earlier for any reason.

                4.      OFFICE AND SUPPORT SERVICES. During the term of this
Agreement, the Company shall continue to provide the Consultant with office space, supplies, secretarial and staff support and other appropriate support services and facilities that are reasonably required by the Consultant in connection with his performance of services hereunder. In addition, during the term of this Agreement, the Consultant shall continue to be entitled to his current car allowance from the Company under the same terms as his car allowance from the Company as of the date immediately prior to the date of this Agreement.


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                5.      TERM. The term of this Agreement shall be for three (3)
years, through March 31, 2003, unless earlier terminated pursuant to Section 8 hereof. The parties by mutual written agreement may extend the term of this
Agreement.

                6. STANDARDS. The Consultant shall perform his duties and responsibilities under this Agreement using his good faith efforts, in a diligent, timely, professional and workmanlike manner.

                7.      CONFIDENTIALITY; COOPERATION WITH LEGA1 PROCESS;
NON-COMPETITION; NON SOLICITATION.

                        (a) The Consultant acknowledges that he has held a sensitive management position with the Company and will continue to perform services for the Company as provided herein and that, by virtue of having held such position and performing such services, he has had access to and has learned
(and will continue to have access to and to learn) certain material proprietary information and trade secrets reasonably deemed confidential by the Company in good faith and directly pertaining to its specific business and operations
(collectively, the "Proprietary Information"). The Proprietary Information may include information marked confidential, restricted or proprietary by the Company and related to the Company's unique products, systems, software, finances (including prices, costs and revenues), marketing plans, methods of operation, prospective and existing contracts, business plans, procedures, strategies (including acquisition strategies), customer lists, referral sources, lists of doctors, and other unique information concerning the Company's specific practices and procedures. The Consultant represents that he will not disclose any such information to any other person, except as may be required by law or as may be necessary in furtherance of the performance of services hereunder.
Notwithstanding the foregoing, Proprietary Information shall not include (i) information in the public domain through no fault of the Consultant; (ii) information received by the Consultant from a third party not under an obligation to keep such information confidential; or (iii) the Consultant's general know-how and professional expertise.

                        (b)     The parties agree that no provision of this
Section 7 or any other provision of this Agreement shall be construed or interpreted in any way to limit, restrict or preclude either party hereto from cooperating with any governmental agency in the performance of its investigatory or other lawful duties or producing materials or giving testimony pursuant to a court proceeding, or restrict the Consultant in the performance of his services to the Company. The Consultant agrees that if he receives a subpoena or is otherwise required by law to provide information to a governmental entity or other person concerning the activities of the Company or his activities in connection with the Company's business, he will promptly notify the Company of such subpoena or requirement and deliver to the Company a copy of such subpoena or other notice, unless such disclosure would, in the opinion of a recognized legal expert on such matters, be prohibited by law.

                        (c) Until March 31, 2003, the Consultant shall not provide similar consulting services to any business or other enterprise in the assisted-living industry directly competing with the Company in any geographic market where the Company maintains an assisted-living facility (unless the Board of Directors of the Company shall have authorized such activity or the Company shall have consented thereto in writing).



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                        (d)     The Consultant agrees that during the term of
this Agreement and for twelve (12) months thereafter he will not solicit any employee of the Company to leave the Company's employment (unless the Company shall have consented thereto).

                8.      TERMINATION OF SERVICE; BOARD RESIGNATION; SEVERANCE.

                        (a) Either party shall have the right to terminate this Agreement and the Consultant's services hereunder in accordance herewith at any time upon thirty (30) days prior written notice to the other party.

                        (b) The Consultant and the Company shall use their best efforts to provide for a proper transition and wind-down of the Consultant's activities hereunder in connection with any such termination of this Agreement and of such services.

                        (c)     Upon termination of this Agreement, the
Consultant agrees to resign from the Company's Board of Directors and all committees thereof, and to resign as Vice Chairman of the Board, effective in each case, upon such termination, unless the Company, acting through its Board of Directors, requests in writing that the Consultant withdraws such resignation and the Consultant agrees in writing to so withdraw such resignation prior to the termination of this Agreement. In furtherance thereof, the Consultant shall provide a letter to the Company embodying the agreement set forth in the immediately preceding sentence.

                        (d) The Consultant shall be entitled to the benefits established for an "Executive" under the Company's Senior Executive Severance
Plan as adopted by the Board of Directors of the Company on February 25, 2000 or as amended hereafter for the President of the Company (the "Severance Plan") notwithstanding anything herein or in any other agreement entered into by the Company and/or the Consultant to the contrary, and the Consultant shall be subject to all the terms of the Severance Plan as if he were designated as an "executive" under the Severance Plan (including, without limitation, the provisions regarding parachute payments contained in Section 6 of the Severance
Plan) until the termination of this Agreement (unless at the time of any such termination by the Company, the Consultant is performing his duties hereunder and the Company has knowledge of a pending change in control transaction that upon consummation would entitle the Consultant to benefits under the Severance
Plan, in which event the Consultant's entitlement to the benefits established under the Severance Plan will survive with respect to such change in control transaction as if he continued as an "executive" thereunder).

                9. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Consultant all rights to receive payments hereunder shall become rights of the Consultant's estate.

                10. AMENDMENT; MODIFICATION: WAIVER. No amendments or additions to this Agreement shall be binding unless in writing and signed by both of the parties hereto. No delay or failure at any time on the part of the Company or the Consultant in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any


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acquiescence therein, or shall affect the right of the Company or the Consultant thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                11. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                12. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                13. NOTICES. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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

If to the Company:

                              Sunrise Assisted Living, Inc.
                              9401 Lee Highway
                              Suite 300
                              Fairfax, Virginia 22031
                              Fax No. (703) 374-4765
                              Attention:  Chairman of the Board and Chief Executive Officer


                              with a copy (which shall not constitute notice) to:


                              Hogan & Hartson, L.L.P.
                              555 13th Street, N.W.
                              Washington, D.C.  20004-1109
                              Attention:  William L. Neff, Esq.
                              Fax No.:  (202) 637-5910
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

If to the Consultant:

                              David W. Faeder
                              1501 Brookmeade Place
                              Vienna, VA  22182
                              Fax No.:  (703) 759-2156

                              with a copy (which shall not constitute notice) to:

                              Shaw Pittman
                              2300 N Street, N.W.
                              Washington, DC  20037
                              Attention:  Craig A. de Ridder, Esq.
                              Fax No.:  (202) 663-8007


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or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein, except that the various stock option agreements and/or severance or entitlement agreements between the Consultant and the Company (including the Severance Plan) shall not be superseded by this Agreement.

                15. INDEPENDENT CONTRACTOR STATUS. The Consultant shall have sole control of the manner and means of performing his services under this Agreement and shall complete such services in accordance with his own means and methods of work. The parties intend that the Consultant shall be an independent contractor and that the Consultant shall be responsible for the payment of applicable income and self-employment taxes with respect to his compensation under this Agreement.

                16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding the choice of law rules thereof.

                17. ARBITRATION. Any disputes between the Company and the Consultant in any way concerning this Agreement or the services to be provided hereunder shall be submitted at the initiative of either party to mandatory arbitration before a single arbitrator in Wilmington, Delaware pursuant to the Commercial Arbitration Rules of the American Arbitration Association, or its successor, then in effect. The decision of the arbitrator shall be rendered in writing, shall be final and may be entered as a judgment in any court in the State of Delaware. The parties irrevocably consent to the jurisdiction of the federal and state courts located in Delaware for this purpose. Each party shall be responsible for its or his own costs incurred in such arbitration and in enforcing any arbitration award, including attorney's fees.

                18. AUTHORITY TO ENTER INTO THIS AGREEMENT. Each party executing this Agreement has the requisite corporate power and authority to enter into this Agreement and all of the provisions of this Agreement have been duly authorized by all necessary corporate action.




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                IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered in their name and on their behalf as of the date first above written.


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

                                                  SUNRISE ASSISTED LIVING, INC.
Attest:

                                                  By:     /s/ Paul J. Klaassen
                                                          -----------------------------
______________________________                            Chairman of the Board and
(Secretary)                                                 Chief Executive Officer

                                                  CONSULTANT

                                                  /s/ David W. Faeder
                                                  ------------------------------
                                                  David W. Faeder
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                                    AMENDMENT


The Consulting Agreement dated March 28, 2000 with an effective date of April 1, 2000 between Sunrise Assisted Living, Inc. (the "Company") and David W. Faeder (the "Consultant") has been amended as follows:

Section 2 will now read as follows:

        2.  COMPENSATION AND EXPENSES.

            The Company agrees to pay the consultant during the term of the Agreement at the rate of $177,000 per year, payable in equal monthly installments on the first day of each month during the term of the Agreement (and equitably prorated for any partial months during the term of this Agreement) and up to $131,000 in additional bonuses payable quarterly or at certain milestones to be determined.

This Amendment is effective May 31, 2001.

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


Attest:                                     SUNRISE ASSISTED LIVING, INC.


                                            By:  /s/ Paul J. Klaassen
-----------------------------                  ---------------------------------

                                                   Paul J. Klaassen
                                                   Chairman of the Board and
                                                   Chief Executive Officer



                                            CONSULTANT



                                                     /s/ David W. Faeder
                                               ---------------------------------
                                                          David W. Faeder

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